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                                                                   EXHIBIT 10.11

                    INFORMATION TECHNOLOGY SERVICES AGREEMENT


This Agreement is dated as of the 8th day of February, 1999, by and between Olin Corporation, a Virginia corporation, having its principal place of business at 501 Merritt 7, Norwalk, Connecticut 06851 ("OLIN") and Arch Chemicals, Inc., a Virginia corporation, having its principal place of business at 501 Merritt 7, Norwalk, Connecticut 06851 ("ARCH").

In consideration of the payments to be made and services to be performed hereunder, the parties agree as follows:


ARTICLE 1  PRELIMINARY STATEMENT

This Agreement is being made and entered into with reference to the following facts:

     (a) OLIN and ARCH have entered into a Distribution Agreement dated as of February 1, 1999 (the "Distribution Agreement"), pursuant to which OLIN has agreed to transfer to Arch certain assets and businesses constituting the Arch Assets and the Arch Business, respectively (each as defined in the Distribution Agreement).
     (b) Included in the Arch Business being transferred from OLIN to ARCH will be certain personnel and other assets previously used by Olin to provide information technology ("IT") services to itself.
     (c) Following the Distribution (as defined in the Distribution Agreement), OLIN desires that ARCH provide certain IT services to OLIN and its subsidiaries, on the terms and conditions provided in this Agreement.
     (d) ARCH has agreed to provide these IT services and to do such other acts and things as described in this Agreement for a minimum two (2) year period, and thereafter as agreed by the parties upon the terms and conditions set forth below.
     (e) OLIN has agreed that ARCH will have access to the OLIN mainframe and certain other OLIN assets described herein for the term of this Agreement.

The following is a list of Schedules attached to and forming a part of this
Agreement:

     Schedule A     - Statements of Work and Services
         Schedule A1: Relationship Management
         Schedule A2: Enterprise Operations Center
         Schedule A3: Desktop/End-User device Services
         Schedule A4: Help Desk Devices
         Schedule A5: SAP Managed Operations
         Schedule A6: Application Services

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         Schedule A7: Data Communication Services
         Schedule A8: Voice Communication Services
         Schedule A9: Year 2000 Program Management
         Schedule A10: Internet / Intranet Services
         Schedule A11: Business and Technical Information Services
     Schedule B     - Plan To Define Performance Standards
     Schedule C     - Pricing/Fees
     Schedule D     - Disaster Recovery
     Schedule E     - Personnel Matters
                    - East Alton , Bethalto and Norwalk IT Employees
                    - Designation of Account Manager
     Schedule G     - Asset Allocations, Shared Contracts
         Schedule G1: Olin & Arch Data Center Physical Assets Schedule G2: Division of Olin & Arch Software Contracts Schedule G3: Division of Olin & Arch Norwalk IT Assets Schedule G4: Division of Olin & Arch Charleston IT Assets Schedule G5: Division of Olin & Arch leases
         Schedule G6: Olin & Arch Shared Contracts
     Schedule X     - Technical Reference Documents
         Schedule X1: System Technology
         Schedule X2: Technical Architecture Standards


ARTICLE 2  TERM

The Initial Term of this Agreement shall begin on the Distribution Date (as defined in the Distribution Agreement) and continue for a two-year period through January 31, 2001 (the "Initial Term"), except with respect to certain Services related to Shared Contracts, for which the Initial Term will be as stated in Section 16.2. Thereafter, this Agreement shall automatically renew for successive one-year renewal terms until terminated as provided herein. In the event that either OLIN or ARCH desires to terminate this Agreement effective as of the expiration of the Initial Term, or at the end of any one year renewal term thereafter, such party shall notify the other not less than twelve (12) months prior to the expiration of the Initial Term or any renewal term thereafter, as applicable.

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ARTICLE 3  SERVICES

Section 3.1  Services to be Provided

During the term of this Agreement, ARCH will perform, provide, manage and administer the services and functions described in the Statements of Work, Schedule A (as such may be modified hereunder, the "Services") in accordance with the terms set forth in this Agreement.

Section 3.2 Standard of Service

ARCH will use all reasonable and customary measures to provide the Services at all times in a cost-effective, high-quality fashion and on a basis consistent with the basis on which it provides such Services internally. Initially, the Services will be provided on the same basis and manner as that on which IT services were provided by OLIN internally prior to the Distribution. Thereafter, ARCH and OLIN shall work together to develop agreed upon service standards and implementation schedules.

Section 3.3 Non-Material Changes in Services

ARCH may make such non-material changes to the day-to-day delivery of Services as it deems advisable in the ordinary course of business, to the extent such changes do not require approval as set forth in Section 3.4 below or otherwise adversely impact the Services, or reduce the level of Services delivered. Any change in Services which (i) is described in the first paragraph of Section 3.4, or (ii) represents a variance from or a change in the description of the Service contained in the Statement of Work shall require approval as set forth in
Section 3.4 below.

Section 3.4 Changes to Services Requiring Approval

All changes to computing systems, application software or application documents that would materially alter the functionality of the affected systems or increase the cost of Services to OLIN over the budgeted amounts shall be controlled using a formal contract change control process to be developed jointly by OLIN and ARCH within sixty (60) days after the Distribution Date. The parties will establish a Contract Change Control Board to implement the change control process within thirty (30) days after the Distribution Date, consisting of three (3) representatives appointed by OLIN and three (3) representatives appointed by ARCH.

The party proposing a change will document it in writing, provide technical and cost-justification for the change, and specify a desired implementation date. ARCH and OLIN will assess the impact of the proposed change, considering resources required, interfaces to other systems and other planned and in process changes. The completed analysis will be presented to the Contract Change Control Board for approval. No changes will be implemented without the approval of the Contract Change Control Board. The Contract Change Control Board may

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determine (or if so directed by the Management Committee or the Executive
Committee, shall determine) that significant changes require: 1) additional approval by the Management Committee, 2) additional approval by the Executive Committee and/or 3) a written agreement setting forth applicable specifications, schedules, resources to be utilized, responsibility of both parties and definition of successful completion.

Section 3.5 Additional or Substitute Services

In the event that OLIN desires that new Services be added to or substituted for existing Services, OLIN shall make such proposed change request to ARCH, including as much information and detail as reasonably available to OLIN. ARCH will respond to such change request within thirty (30) days with a proposed solution that identifies: 1) the proposed scope, 2) the expected delivery time frame, 3) the implementation approach and logistics, and 4) pricing implications, if any. If in the opinion of ARCH, the change request could be implemented in a more cost-effective manner than that described in the proposed solution or should, for any reason, be implemented in a different manner than that described in the proposed solution, ARCH will advise OLIN in writing of its recommendations and shall, if requested by OLIN, prepare a proposed solution which reflects its recommendations.


ARTICLE 4  HUMAN RESOURCES

4.1  General

It is understood and agreed by ARCH and OLIN that all persons employed, directly or indirectly, by ARCH to perform Services for OLIN shall be employees or agents of ARCH exclusively, for all purposes and at no time shall be authorized to act as agents, servants or employees of OLIN.

ARCH shall be solely responsible for the payment of compensation, including provisions for employment taxes, workers' compensation and any similar taxes associated with employment of ARCH's personnel.

ARCH shall take appropriate measures to ensure that its employees who perform Services under this Agreement are reasonably competent to do so.

OLIN and ARCH agree that personnel allocations will be made as provided in Schedule E.

Section 4.2  Account Team

ARCH shall appoint an individual ARCH employee who from the Distribution Date shall be in charge of implementing and managing delivery of the Services (the "Account Manager"). The

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initial appointee shall be the person identified on Schedule E. ARCH's subsequent appointment of any Account Manager shall be subject to OLIN's consent, not to be unreasonably withheld.

In order to facilitate the orderly provision of Services hereunder, ARCH agrees to discuss with OLIN any material change to be made by ARCH in staffing levels or personnel assignments, which change will have a material impact on ARCH's delivery of Services hereunder, prior to ARCH's instituting such change.

Section  4.3 Non-Solicitation of Personnel

During the term of this Agreement and for a period of twelve (12) months following its termination, neither ARCH nor OLIN, except as provided in this
Section 4.3 below, on Schedule E or as otherwise agreed to by the parties in writing, shall directly or indirectly solicit, recruit, employ, or contract for the services of any employee of the other who was assigned at any time to perform or receive Services pursuant to this Agreement, provided however, that the foregoing non-solicitation provision shall not apply as of and after the termination date of this Agreement to ARCH employees who are dedicated on a 85% or more time basis to providing Services exclusively to OLIN pursuant to this Agreement immediately prior to such termination date.

Notwithstanding the preceding paragraph, ARCH agrees that in the event that OLIN serves notice under Article 2 hereof that it is terminating this Agreement, in whole or in part as to specific Services as of January 31, 2001 (a "Year-Two Termination Notice"), then OLIN shall be permitted hereunder to contact, solicit and recruit Available ARCH Employees (as defined below), to become employees of OLIN, for employment by OLIN commencing in February 2001. The parties shall cooperate with each other regarding such solicitation, so as to permit ARCH to continue to effectively render the Services hereunder through the termination date, and to facilitate a smooth transition for OLIN.

Nothing in this Section 4.3 shall be deemed to prohibit either party from (i) making a general solicitation of employment opportunities or openings ("Opportunities") through the public media (including the Internet), (ii) posting or advertising Opportunities at any location where such party has employees, including common areas used by the employees of both parties, (iii) listing any Opportunities in any government or government-sponsored job bank or opportunity center or (iv) making any dissemination required to be made by law regarding Opportunities.

This Section 4.3 shall not apply with respect to (i) any employee of OLIN who is leased from OLIN to ARCH after the Distribution Date and (ii) any individual who ceases to be an employee of OLIN or ARCH, for the time such individual ceases to be such an employee.

"Available ARCH Employees" shall mean those ARCH employees who were directly involved in providing the terminated Service(s) to OLIN under this Agreement, but excluding any ARCH

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employee who may have been incidentally involved in provision of such Service, but such involvement constituted less than fifteen percent (15%) of such person's overall time. Within thirty (30) days after ARCH receives a Year-Two Termination Notice from OLIN, ARCH shall provide OLIN with a list of Available ARCH Employees. The Management Committee shall meet within fifteen (15) days thereafter to resolve any disputes regarding whether such list is compete and accurate. In the event that the Management Committee is unable to reach agreement as to a final list of Available ARCH Employees, the dispute shall be referred to the Executive Committee for resolution.


ARTICLE 5  SYSTEM TECHNOLOGY

Section 5.1  System Technology, Technical (Infrastructure) Architecture

ARCH shall be responsible for providing the system technology, as described on
Schedule X, necessary to support OLIN's requirements for the Services. ARCH shall be responsible for ongoing development of technical architecture standards, which will be reviewed and adopted by OLIN and ARCH from time to time as appropriate and modified as mutually agreed. The technical architecture standards last revised April 18, 1997 are as described on Schedule X. Within six months after the Distribution Date, ARCH will complete a process with OLIN to update these standards, which updated standards will then be submitted to the Contract Change Control Board for approval.

Section 5.2  Application Architecture

OLIN's application architecture shall at all times be developed and maintained by OLIN and shall be OLIN's responsibility. OLIN's application architecture shall govern the technological direction and specifications developed by OLIN in consultation with ARCH.

Section 5.3 Current Configuration

OLIN's system configuration as of the Distribution Date is detailed in
Schedule X.

Section 5.4 Changes in Technology

ARCH may, at its discretion, and upon reasonable notice to OLIN, make changes to the operating environment for the Services. No material change to the operating environment shall be implemented by ARCH until OLIN has had a reasonable opportunity to adapt its operations to accommodate such change. Any change pursuant to this Section shall proceed through the Contract Change Control Board approval process in Section 3.4.

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OLIN may object to a proposed operating environment change if: 1) the proposed change will have a material adverse effect on the operating environment or its interfaces, 2) in the reasonable opinion of OLIN, the proposed change will result in a net increase of OLIN's information technology costs related to the Services or 3) the proposed change is not consistent with OLIN's applications environment or system architecture.


ARTICLE 6  SECURITY AND ACCESS

Section 6.1 Security Measures and Procedures

ARCH shall provide physical and logical protection for OLIN hardware, software, applications and data that meet or exceed physical and logical protection practices observed by OLIN prior to the Distribution Date. This may include, without limitation, the use of: 1) electronic or physical locks, 2) system identifiers and passwords, 3) database locks and passwords, and 4) periodic audit security checks.

Section 6.2 Access by OLIN

ARCH shall provide OLIN with access, subject to ARCH's reasonable access security requirements, seven days a week, 24 hours a day to ARCH data centers and other locations as appropriate for the purposes of inspection and monitoring access and use of OLIN data and maintaining OLIN systems. ARCH shall provide such assistance which may be reasonably required in connection with any such inspection and monitoring.


ARTICLE 7  BACKUP AND DISASTER RECOVERY

Section 7.1 General

ARCH shall establish and maintain safeguards, including file backup, off-site storage and contingency site protection, against the theft, destruction, loss or alteration of OLIN's data, which safeguards are no less rigorous than those maintained by OLIN prior to the Distribution Date.

Section 7.2 Backup and Recovery Procedures

OLIN shall, at OLIN's expense, establish such back-up security for data and keep back-up data and data files as is reasonably required by ARCH to assist it in safeguarding OLIN data. ARCH shall assist OLIN in establishing such other back-up procedures as reasonably required from time to time by OLIN. As long as ARCH follows the backup procedures reasonably established or agreed by OLIN, OLIN (and not ARCH) shall be responsible for any loss or liability incurred

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by it from failing to implement additional or different backup procedures. As improvements in data security, transmission security, or other technology which involve security evolve, ARCH and OLIN agree to work together to select and implement appropriate additional or substitute security measures.

Section 7.3 Disaster Recovery Procedures

Schedule D sets forth the procedures currently in place to be followed with respect to the continued provision of the Services in the event that ARCH facilities are unavailable for use to provide Services to OLIN because such facilities have been destroyed, damaged or are otherwise not available for use to such an extent that ARCH is unable to provide any or all of the Services. In the event the Services are provided from a disaster recovery site for more than sixty (60) days, OLIN may terminate this Agreement upon notice to ARCH without regard to the provisions of Article 20.

ARCH shall (1) test the Disaster Recovery procedures within 120 days of the Distribution Date and at least once every calendar year and certify to OLIN that the Disaster Recovery procedures are operational, (2) consult with OLIN regarding the priority to be given to the Services in the event of any such disaster, and (3) not be excused from implementing the Disaster Recovery procedures s a result of the events described in Section 18.4.

Section 7.4 Contingency Site Charges

OLIN shall reimburse ARCH in the event of a disaster for OLIN's pro rata share of actual costs and expenses incurred by ARCH in connection with providing access to its disaster recovery facility, including, without limitation, fees for actual usage incurred thereunder; provided, however, OLIN shall not be responsible for the foregoing costs or expenses to the extent the unanticipated interruption of ARCH data processing capability is caused by the gross negligence or willful misconduct of ARCH.

Section 7.5 Modified or Additional Backup and Disaster Recovery Procedures

ARCH and OLIN contemplate that development of mutually agreed modifications to the backup and recovery procedures and to the Disaster Recovery procedures will be part of the Services, and as described in the Statement of Work. In addition, ARCH may unilaterally modify the Disaster Recovery procedures at any time as it deems necessary; provided, however, that such a modification shall not materially adversely affect ARCH's ability to restore the Services, and further provided that ARCH shall notify OLIN of any material such modification in the Disaster Recovery procedures prior to implementation.


ARTICLE 8 PERFORMANCE STANDARDS

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Section 8.1  ARCH Covenants

ARCH covenants that: 1) all Services rendered hereunder will be performed in a professional manner, conforming in all material respects to the provisions hereof, and at a minimum shall at all times be provided at or above the levels provided by OLIN internally prior to the Distribution Date and 2) ARCH will reperform any Services at no additional charge where it is clearly demonstrated that erroneous results were created through some fault of ARCH during the performance of the Services.

Section 8.2 Service Level Requirements

During 1999, ARCH and OLIN shall agree as to a set of Performance Standards, according to the plan set forth in Schedule B. These Performance Standards will be tested in calendar year 2000 (such 2000 tests to be informational only), and measurement and monitoring tools and procedures to measure and report ARCH's performance of the Services against such agreed Performance Standards. Such measurements and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the Performance Standards, and shall be subject to audit by OLIN. All such reporting shall be prepared and delivered to OLIN at the monthly meetings described in Section 11.2 of this Agreement. ARCH shall provide OLIN and OLIN's auditors with information and access to all such tools and procedures upon request for purposes of verification.

Section 8.3 Revision of Standards

After development and implementation of the Performance Standards for calendar year 2000, the OLIN Contract Manager and the ARCH Account Manager will meet periodically, but no less frequently than annually, to review the then current Performance Standards and make such adjustments thereto as may be reasonably required to reflect applicable changes in the Services described in Section 8.2 above.

Section 8.4 OLIN Satisfaction

ARCH shall develop, in cooperation with OLIN, a quality measurement of OLIN user satisfaction. Within 360 days after the Distribution Date, ARCH shall conduct a survey and provide a report to identify any part of the Services that needs to be improved, and subsequently to follow up on any user concerns. The survey will be repeated at intervals reasonably agreeable to both OLIN and ARCH but the interval between surveys will not exceed fifteen (15) months.

Section 8.5 Performance Documentation

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ARCH will provide OLIN with such performance documentation as currently exists and other information as may be reasonably requested by the OLIN from time to time in order to ensure the correct and efficient utilization of the Services provided by ARCH.


ARTICLE 9  OLIN RESPONSIBILITIES

Section 9.1  Olin Contract Manager

OLIN shall designate prior to commencement of the Services under this Agreement, a qualified trained person as Contract Manager. Such designated person, and any subsequent designee as Contract Manager, shall be subject to ARCH's consent, not to be unreasonably withheld. The Contract Manager shall be responsible for monitoring and managing this Agreement and shall have the authority to act for OLIN hereunder, except with respect to matters within the scope of the Management Committee or the Executive Committee (refer to Schedule A1 for more details). The Olin Contract Manager will be responsible for providing information, data decisions, and report approvals to ARCH personnel within fifteen (15) days after receipt or notification thereof from ARCH, unless OLIN and ARCH agree to an extended response date.

Section 9.2  Personnel, Facilities, Services and Items to be provided by Olin

OLIN shall provide, at no charge to ARCH, and in a timely manner, reasonable cooperation and assistance during this Agreement, including: 1) providing work space and physical facilities and support to ARCH personnel while working at OLIN's sites, 2) providing the applicable hardware, operating system software, development tools, local area networks and database software, and the like, 3) providing physical site security, 4) providing project personnel who are familiar with the Services to approve all submissions made by ARCH in a timely manner or as specified herein, and participate in all other aspects of the Services as necessary, 5) providing appropriate assigned space in the computer rooms of the OLIN East Alton Administration Building and the Charleston facilities, 6) providing such other information and support relating to the Services as are reasonably necessary, and 7) such other specific facilities, personnel, services and other items to be provided by OLIN as are specified in the Statement of Work, Schedule A. OLIN will be responsible for the availability and performance of such facilities, personnel, services and other items.

OLIN shall provide ARCH at OLIN's East Alton Brass/Winchester Administration Building with dedicated space in which to store backup tapes from the ARCH Bethalto Data Center, at no cost to ARCH. OLIN acknowledges and agrees that such tapes shall contain both OLIN and ARCH data on a segregated basis. OLIN shall be responsible for providing security and a proper environment for such tapes at agreed levels.

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OLIN shall be responsible for providing building services and facilities services to the ARCH Bethalto Data Center (e.g. fire protection, security, shipping and receiving, mail), at no cost to ARCH. Such services shall be provided by OLIN on a basis consistent with the basis on which they are provided to OLIN's East Alton facilities.

Section 9.3  Access to OLIN Facilities

OLIN shall provide ARCH with 7 day/24 hour access to all OLIN facilities at which ARCH is providing Services, subject to OLIN's reasonable security requirements.

Section 9.4 Non-performance by OLIN

ARCH's obligations are conditional upon the fulfillment by OLIN of its responsibilities set out in this Agreement. Delay or failure caused by the OLIN to fulfill its responsibilities may result in an adjustment to the pricing and performance of Services and shall release ARCH from its obligations hereunder to the extent that ARCH is affected by such OLIN delay or failure.


ARTICLE 10  PRICING AND PAYMENTS

Section 10.1 Pricing/Fees for Services

OLIN will pay to ARCH the charges and fees for Services (the "Pricing/Fees") in accordance with the provisions of Schedule C. The Pricing/Fees for 1999 is set forth on Schedule C. In the event that OLIN and ARCH are unable to agree as to a mutually acceptable pricing methodology for calendar year 2000, then the pricing methodology and allocation formulas used in 1999 shall be used in 2000 as well. Any modification to Pricing/Fees for years after 2000 shall be as mutually agreed by the parties as a part of the budgeting process described below.

On or before August 1 of each year of this Agreement, ARCH will submit to OLIN a proposed budget of Pricing/Fees for the following calendar year, together with (unless a termination notice is then in effect) a budget forecast for the next successive calendar year thereafter. OLIN and ARCH will meet and begin reviewing the proposed budget for Pricing/Fees for the following calendar year no later than by the end of August of each year, and shall work together on such budget for Pricing/Fees so as to reach mutual agreement no later than November 30 for the final budget for Pricing/Fees for the following calendar year.

The budgets proposed by ARCH for the following calendar year shall be generally prepared on a basis consistent with the budget forecast for such year previously submitted by ARCH to OLIN, subject to differences necessitated by changes in the OLIN IT environment or OLIN

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business, changes made during the prior year to the Services hereunder or changes in information technology services and/or equipment, hardware or software generally.

All capital expenditures made by ARCH on behalf of OLIN as part of the Services hereunder shall be subject to following the OLIN corporate-wide internal approval process currently in effect, or as OLIN may modify it in the future upon notice to ARCH.

Section 10.2 Expenses

Travel expenses for ARCH or its designees for normal business and for attending training courses and seminars will not be reimbursed to ARCH by OLIN. Normal business includes, but is not limited to, attending committee meetings; attending regularly scheduled OLIN service review meetings to review Services level objectives and performance results; necessary travel for coordinating, managing, planning, scheduling, and reviewing data center activities and problem resolution; and employee travel related to discussions initiated by or at the request of ARCH. In addition, ARCH will provide on-site support on a day-to-day basis which will minimize travel requirements.

In the event that additional travel is requested by OLIN in conjunction with the Services, all normal travel expenses incurred by ARCH to support these activities will be reimbursed by OLIN. ARCH will notify OLIN in advance before incurring travel expenses for which it expects reimbursement. Normal travel expenses will include transportation expenses to and from the required destination, necessary local transportation, hotels and standard per diem allowances in accordance with the then current ARCH reimbursement policy. Unless otherwise authorized by OLIN, reimbursed domestic travel will be only for tourist or coach class, with such discounts as are available at booking.

Section 10.3 Taxes

ARCH is responsible for the payment of all federal taxes (except to the extent OLIN is required to withhold federal taxes from ARCH), state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws, with respect to Services performed by ARCH personnel in the United States and all taxes associated with the performance of Services for OLIN in any foreign country to the extent applicable.

To the extent not included in the price ARCH charges for Services, OLIN shall pay to ARCH the amount of any taxes or charges set forth in (a) and (b) below imposed now or in the future by any Governmental Authority including any increase in any such tax or charge imposed on ARCH after the Distribution Date:

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         (a) Any applicable sales, use, gross receipts (other than gross receipt taxes which are in lieu of income taxes), value added or similar tax that is imposed as a result of, or measured by, any sale or Service rendered hereunder unless covered by an exemption certificate; and

         (b) Any other governmental taxes, duties, and/or charges of any kind, excluding any income or franchise taxes imposed on ARCH, which ARCH is required to pay with respect to any sale or Service rendered hereunder.

Section 10.4 Invoicing and Payment

OLIN shall make monthly payments in advance to ARCH in an amount equal to one-twelfth (1/12) of the annual agreed budgeted amount for Services (the "Budget Amount") as set forth in Schedule C, on or before the last business day of the preceding calendar month during this Agreement, except that the first such monthly payment due hereunder shall be paid immediately following the Distribution Date. Within thirty (30) days after the end of each calendar year, ARCH will present OLIN with a final accounting of the actual costs for Services for which OLIN previously has made such monthly payments for the Budget Amount, and within fifteen (15) days thereafter, OLIN shall make a payment to ARCH (if actual costs are in excess of the Budget Amount) or shall receive a payment from ARCH (if actual costs are below the Budget Amount), in an amount equal to one-half (1/2) of the net variance from the Budget Amount. Notwithstanding the foregoing, to the extent that specific Services can be identified as being at variance from the Budget Amount in a material amount based on actual usage allocable to OLIN or to ARCH, then an adjustment shall be made quarterly in the Budget Amount to reflect such variance.

ARCH shall render an invoice monthly for any expenses and additional Services not included in the Budget Amount to OLIN at OLIN's principal place of business or at such other address designated by OLIN. All charges will be invoiced at the end of the calendar month in which the charges are incurred. Invoices are payable by OLIN to ARCH at its principal place of business, within fifteen (15) days of receipt of invoices. Each invoice will include sufficient information to enable OLIN to reasonably ascertain and substantiate the appropriateness of the charges.

All payments due hereunder shall be made by electronic funds transfer.

Section 10.5 Late Charges

Any undisputed amount owed under this Agreement by OLIN , which is not paid on or before the date such amount is due, and any disputed amount ultimately determined under this Agreement to be owed to ARCH, shall bear interest commencing upon the original due date and continuing until paid at two percent (2%) above the "prime rate" as published in the Wall Street Journal under the
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title "Money Rates," and defined therein as being the base rate on corporate loans at large money center commercial banks (or if no longer published, an equivalent rate

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agreed by OLIN and ARCH). In no event shall the rate charged exceed the maximum lawful rate of interest permitted by applicable federal or state law.

Section 10.6 Recordkeeping

ARCH shall maintain complete and accurate accounting records to support and document all charges and fees payable by OLIN. Such records shall be retained for a period of at least four (4) years after the date of the last applicable invoice. ARCH shall provide OLIN with such documentation about each invoice as may be reasonably requested by OLIN to verify that ARCH's charges to OLIN are accurate, correct, and valid in accordance with the provisions of this Agreement.


ARTICLE 11  MANAGEMENT AND CONTROLS

Section 11.1 Reporting

ARCH will provide OLIN with monthly status reports on projects and system operations in accordance with current practices. The content and format of these reports will be recommended by the Management Committee and approved by the Executive Committee.

In addition, ARCH will provide OLIN with such other documentation and information as may be reasonably requested by OLIN from time to time in order to verify that ARCH's performance of Services is in compliance with the terms and conditions of this Agreement.

Section 11.2 Meetings of Contract Manager and Account Manager

The OLIN Contract Manager and ARCH Account Manager will meet on a monthly basis, or more frequently as required, to review ARCH's performance in the prior month regarding, but not limited to, service level goals and attainment, OLIN satisfaction, workload and work effort, and billing. These meetings shall be conducted within ten (10) business days following the close of the prior month, unless both OLIN and ARCH agree to a different schedule.

Section 11.3 Management and Executive Committees

OLIN and ARCH shall establish and maintain a Management Committee and Executive Committee throughout the term of this Agreement.

The Management Committee shall consist of the Contract Manager from OLIN and the Account Manager from ARCH, with advisory members from each company as deemed appropriate. The responsibilities of the Management Committee include the following: 1) ensure sufficient and continued communications between OLIN and ARCH, 2) review planned system changes, 3)

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provide advice on the use of existing and new technology, 4) attempt to resolve disputes by mutual agreement, with escalation to the Executive Committee as necessary, 5) review price changes and modifications to Services to this Agreement, 6) review and revise OLIN and ARCH responsibilities, 7) review and act upon performance reports, including service level reports, 8) review and analyze workload trends and variances from plan, and 9) undertake such other responsibilities as OLIN and ARCH agree upon from time to time.

The Executive Committee shall consist of the OLIN Information Technology Executive Advisory Committee and the Vice President - Information Technology of ARCH, with advisory members from each company as deemed appropriate. The responsibilities of the Executive Committee include the following: 1) perform an annual review of OLIN business planning initiatives and expected changes as they relate to the Services provided by ARCH, 2) perform an annual review of ARCH plans to support OLIN's needs for Services, 3) review quarterly the results of the Management Committee meetings and review annually performance evaluation reports, 4) attempt to resolve by mutual agreement any disputes escalated by the Management Committee, and 5) undertake such other responsibilities as OLIN and ARCH agree upon from time to time.

Section 11.4  Management Committee and Executive Committee Meetings

The Management Committee will meet on a quarterly basis, or as otherwise may be agreed by OLIN and ARCH, to review ARCH's performance in the prior quarter regarding, but not limited to, service level goals and attainment, OLIN satisfaction, workload and work effort, and billing. These meetings shall be conducted within fifteen (15) business days following the close of the prior quarter, unless both OLIN and ARCH agree to a different schedule.

The Executive Committee will meet on a quarterly basis, or otherwise as may be agreed by OLIN and ARCH, to review the results of the Management Committee meeting and consider such other matters as the Executive Committee deems appropriate. These meetings shall be conducted within thirty (30) business days following the close of the prior quarter, unless both OLIN and ARCH agree to a different schedule.


ARTICLE 12  DISPUTE RESOLUTION

Section 12.1 Guiding Principles

ARCH and OLIN agree to utilize all reasonable efforts to resolve any dispute, whether arising during the term of this Agreement or at any time after the expiration or termination of this Agreement, which touches upon the validity, construction, meaning, performance or effect of this Agreement or the rights and liabilities of the parties, promptly and in an amiable manner by negotiations between the parties.

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                                      15

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Section 12.2 Problem Escalation Procedures

Either party may refer any dispute to the Management Committee. The Management Committee shall meet as soon as is reasonably possible after a dispute is referred to it, giving due regard to the nature and impact of the issue under consideration.

If a dispute cannot be resolved by the Management Committee within a time period that is reasonably satisfactory to the party raising the issue under consideration, the Management Committee, at the request of either party, shall promptly refer the dispute to the Executive Committee. The Executive Committee shall meet as soon as is reasonably possible after a dispute is referred to it, giving due regard to the nature and impact of the issue under consideration.

If a dispute cannot be resolved by the Executive Committee within a time period that is reasonably satisfactory to the party raising the issue under consideration, the Executive Committee, at the request of either party, shall promptly submit the dispute for arbitration as provided in Section 12.3.

Section 12.3 Arbitration

The parties stipulate and agree that if they are unable to resolve any controversy arising under this Agreement then such controversy shall be submitted at the election of either party to mandatory and binding arbitration in lieu of litigation and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction in State of Connecticut. Such arbitration shall be held in Fairfield County, Connecticut and shall be conducted in accordance with the Rules of the American Arbitration Association then in effect. Every matter in the controversy shall be settled by a panel of three arbitrators, none of whom may be a director, officer, employee, representative or agent of either of the parties. Each party shall select one arbitrator and the two arbitrators so selected shall select a neutral arbitrator to serve as the third arbitrator. In the event court action is required to enforce this Agreement to arbitrate, the parties hereby consent to the exclusive jurisdiction of the courts of the State of Connecticut. This section shall be interpreted, construed and governed by and in accordance with the Rules of the American Arbitration Association.


ARTICLE 13 AUDIT RIGHTS

Section 13.1 Audit Areas

During the term of this Agreement, OLIN and its authorized agents and representatives shall have the right to conduct inspection and/or audits of the Services provided by ARCH, including

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                                      16

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

observing work performance and reviewing ARCH's records, during normal business hours upon reasonable notice to ARCH, at OLIN's expense, to verify that ARCH is exercising reasonable procedures in compliance with the requirements of this Agreement, to verify the integrity of the OLIN data, to examine the systems that support and transmit OLIN data, and to examine ARCH's conformance with this Agreement and performance of the Services hereunder, including, to the extent applicable to the Services and to the pricing for such Services, 1) the practices and procedures, 2) the systems, 3) the general controls and security practices and procedures, and 4) the disaster recovery and back-up procedures.

Section 13.2 Access

For the purposes of such audits, ARCH will provide to OLIN (and its designees) access to the part of any facility at which ARCH is providing the Services, to ARCH personnel and to data and records relating to the Services. ARCH will provide reasonable assistance and will cooperate reasonably with OLIN in connection with audit functions and with regard to examinations by regulatory authorities. OLIN auditors shall comply with ARCH's reasonable security measures.

In the conduct of such inspections or audits, OLIN and its authorized agents and representatives will not be entitled to review any confidential or proprietary information of ARCH or any third party and may not interfere with the ability of ARCH to perform the Services hereunder.

Section 13.3  Inspections or Audit Not a Waiver

No failure of OLIN during the progress of the Services to discover Services not in accordance with this Agreement shall be deemed an acceptance thereof, nor a waiver of defects therein; and no payment shall be construed to be an acceptance of Services which are not in accordance with this Agreement.


ARTICLE 14  CONFIDENTIALITY

Section 14.1  Confidential Information

"Confidential Information" shall mean: 1) all information marked confidential, restricted or proprietary by either party; 2) OLIN's client lists, OLIN information, account information, and information regarding business planning and operations of OLIN and OLIN's administrative, financial or marketing activities; or 3) a party's proprietary intellectual property, such as proprietary software, methodologies, tools, specifications, drawings, sketches, models, samples, records, documentation, works of authorship or creative works, or data which has been originated or developed by such party's personnel or by third parties under contract to develop same, or which has been purchased by such party.

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Section 14.2  Obligations as to Confidential Information

Without the prior written consent of the other party, no Confidential Information shall be used by the receiving party for any purpose other than performance of this Agreement, or disclosed by the receiving party to any third party, other than its agents or employees who are subject to non-use and confidentiality obligations consistent with those contained herein, except: 1) that in the event that either party receives a subpoena, request for documents, or other validly issued judicial or administrative process requiring the disclosure of Confidential Information of the other party, then such party may disclose such information to the extent required by such demand, provided that such party promptly notifies such other party of the receipt of process, and permits the other party a reasonable opportunity to respond to such process, 2) to the extent such Confidential Information is or becomes generally available to the public other than as a result of disclosure by the receiving party, 3) to the extent such Confidential Information becomes available to OLIN or ARCH from a third party who, to the best of OLIN's or ARCH's knowledge, received such information on a non-confidential basis, or 4) to the extent such Confidential Information had been independently developed by OLIN or ARCH at the time of receipt thereof from the other party.

Section 14.3  Standard of Care

The party receiving Confidential Information will maintain confidentiality by using the same degree of care that the receiving party takes to hold in confidence its own proprietary information of a similar nature, but in any event with no less of a degree of care than is reasonable for such information.

Without limiting the general provisions of this Article, ARCH warrants that its employees involved in performing the Services shall be obligated in writing to ARCH to protect OLIN Confidential Information in a manner, at a minimum, consistent with the terms of this Agreement, and that to the extent that ARCH retains any third parties to provide Services under this Agreement, ARCH shall require such third parties to sign confidentiality agreements consistent with this Article 14.


ARTICLE 15  OWNERSHIP AND LICENSES OF SOFTWARE AND INTANGIBLE ASSETS

Section 15.1  Data

All OLIN data shall be and remain the property of OLIN or its suppliers or licensers.

Section 15.2  Application Software

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                                      18

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

OLIN shall be and remain at all times the owner of all software to be owned by it exclusively after the Distribution, as set forth in Schedule G, or purchased by OLIN after the Distribution Date, that is being used to provide Services to it under this Agreement and of all software developed by ARCH as part of the Services for OLIN's exclusive use under or pursuant to this Agreement. OLIN grants to ARCH a worldwide, fully paid-up, non-exclusive right and license to use, copy, maintain, modify, enhance, and create derivative works of, such software for the sole purpose of providing the Services pursuant to this Agreement. Such authorization includes without limitation, operation of the software for OLIN, maintenance, development, and modification as authorized by this Agreement (or otherwise in writing); and the duplication for operational, developmental, and archival purposes. This license does not give ARCH the right, and ARCH is not authorized, to sublicense such software, except if applicable, to ARCH subsidiaries for the sole purpose of their providing Services pursuant to this Agreement. Except as otherwise requested or approved by OLIN, ARCH shall cease all use of such OLIN owned software upon expiration or termination of this Agreement.

ARCH shall be and remain at all times the owner of all software to be owned by it exclusively after the Distribution, as set forth in Schedule G, or purchased by it on its own behalf after the Distribution Date, provided however, that certain of such ARCH owned software (as specifically designated on Schedule G, and only to the extent permitted under the applicable software license), shall be used by both ARCH and OLIN during the term of this Agreement as part of the Services. OLIN's right to use of such software is restricted solely to usage as part of the Services being provided by ARCH to OLIN hereunder, and upon termination of this Agreement, OLIN shall have no further right to use such software.

Section 15.3  New Work

Except as otherwise specified, new work will be owned as follows: 1) new work created by OLIN shall be the property of OLIN, 2) new work created by ARCH as "work for hire" for OLIN shall be the property of OLIN, and 3) ownership of new work owned jointly, created jointly or created for joint use by OLIN and ARCH and the rights and obligations related to the use thereof, shall be negotiated between the parties on a case-by-case basis. In the event that the parties cannot reach agreement, the matter will be submitted for dispute resolution in accordance with Article 12.


ARTICLE 16  SHARED ASSETS AND CONTRACTS

Section 16.1  Fixed Assets

The parties agree that a fixed asset allocation as of the Distribution Date for OLIN owned IT assets, ARCH owned IT assets and shared IT assets shall be determined and agreed between

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                                      19

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

ARCH and OLIN within ninety (90) days after the Distribution Date, on a basis consistent with the preliminary fixed asset allocation set forth on Schedule G, and that such assets shall be allocated in accordance with such agreed fixed asset allocation. Upon termination of this Agreement, ARCH will have a right of first refusal to purchase OLIN's portion of any shared IT assets at the book value of such OLIN portion. If ARCH does not elect to exercise such right of first refusal on or before termination of this Agreement, then OLIN may within sixty (60) days thereafter, elect to purchase ARCH's portion of any shared IT assets at the book value of such ARCH portion. If OLIN does not so elect, then the shared IT asset shall be sold and the proceeds distributed to ARCH and OLIN in accordance with their share of the sold asset.

Section 16.2  Shared Contracts

As part of the Services, OLIN shall participate in the contracts listed on Schedule G6 (the "Shared Contracts") which were distributed to ARCH as part of the Distribution, and all associated costs will be allocated to OLIN in accordance with Schedule C. As to the Services identified on Schedule G6 as relating to a Shared Contract, ARCH and OLIN agree that the Initial Term for those Services shall be through the expiration date for the related Shared Contract, and that unless otherwise agreed by the parties, the Pricing/Fees for such Services during the Initial Term shall use the pricing methodology and allocation formulas used in 1999.

Notwithstanding the foregoing, either OLIN or ARCH may elect to terminate the Services related to any such Shared Contract prior to the expiration date of such Shared Contract set forth on Schedule G6; provided, however, such party shall be responsible for all termination or cancellation charges imposed by the third party contractor and allocable to early termination or modification of such Shared Contract resulting from the party's election to terminate the related Services, prior to the Shared Contract's expiration date set forth on Schedule G6, and shall otherwise make the non-terminating party whole for any increased costs associated with such Shared Contract actually incurred by the non-terminating party as a result of the termination of the related Services.

16.3  New Shared Assets or Contracts

No new shared (i.e., intended for joint usage and shared cost allocations during the term of this Agreement) systems, assets or contractual obligations (or extensions to existing shared systems, assets or contracts), will be committed to or acquired by either party, except as mutually agreed between OLIN and ARCH in advance as to ownership, usage, Services to be provided and applicable Pricing/Fees.


ARTICLE 17  INDEMNITIES

Section 17.1  Indemnification

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                                      20

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

         (a) ARCH shall indemnify, defend and hold harmless OLIN, including its affiliates, employees, representatives and agents (the "OLIN Indemnitees") from and against all claims, losses, damages, expenses, including attorney's fees and expenses ("Claims"), asserted by any ARCH subcontractor or by ARCH's or such subcontractor's employees (including their families and estates) against the OLIN Indemnitees in connection with, or as a result of, ARCH's provision of Services under this Agreement except to the extent such Claims and Damages are caused by the gross negligence or willful misconduct of any of the OLIN Indemnitees.

         (b) OLIN shall indemnify, defend and hold harmless ARCH, including its affiliates, employees, representatives and agents (the "ARCH Indemnitees") from and against all Claims asserted by any third party (other than ARCH Subcontractors or ARCH's or such ARCH subcontractor's employees (including their families and estates) for which ARCH has indemnification obligations under
Section 17.1(a) above), or by OLIN employees (including their families and estates), against the ARCH Indemnitees in connection with, or as a result of, ARCH's provision of Services under this Agreement unless such Claims and/or Damages are caused by the gross negligence or willful misconduct of any of the ARCH Indemnitees.

         (c) Each party shall indemnify, defend and hold harmless the other indemnitee group from and against all monetary fines, penalties or the like, imposed by a Governmental Authority against the party entitled to indemnification arising from a violation by the indemnifying party of applicable laws, rules, regulations, orders, or the like of any governmental authority.

         (d) In no event will an indemnitor be liable hereunder for punitive, special, indirect, consequential damages or lost profits or business interruption claimed by a third party.

Section 17.2 Indemnification Procedures

         (a) In the event of any Claim for which a party is entitled to indemnification, the party seeking indemnification shall immediately notify in writing the indemnifying party of such Claim and shall fully cooperate with the indemnifying party in the defense of the Claim and, at the indemnifying party's cost, permit the indemnifying party's attorney(s), reasonable acceptable to the indemnified party, to handle and control the conduct and/or settlement of such Claim, including making personnel and records available for the defense of the Claim.

         (b) The indemnifying party shall keep the indemnified party reasonably informed regarding any claim, action or proceeding in which the indemnifying party is defending the indemnified party, and shall not enter into any settlement or compromise of such claim, action or proceeding affecting the indemnified party without the indemnified party's consent, unless such settlement or compromise contains a complete and unconditional release of the indemnified party. In no event shall the indemnifying party agree to a settlement which

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contains a non-monetary component without the consent of the indemnified party, which consent not to be unreasonably withheld.

         (c) The indemnification provisions of Section 17.1 are contingent upon the indemnified party promptly turning over the complete control of the claim and/or suit to the indemnifying party.

Section 17.3 Scope of Indemnification as Permitted by Applicable Law

Nothing in this Article 17 shall be construed to violate directly or indirectly any applicable law prohibiting indemnification for the sole or partial negligence of the indemnitee. In the event any provision of this indemnity is contrary to applicable law, this indemnity shall not be void or unenforceable, but shall be enforced to, and only to, the fullest extent permitted by the applicable law.


ARTICLE 18 LIABILITIES

Section 18.1 Limitation of Liability

ARCH's sole liability hereunder with respect to performance of Services shall be for a breach of its covenants in Section 8.1 above. In no event will either party's liability hereunder exceed the amounts payable hereunder as described in Pricing/Fees and Section 16.2 with respect to Shared Contracts.

Section 18.2 Consequential Damages

Notwithstanding anything to the contrary contained herein or at law and in equity, in no event shall a party be liable to the other party for punitive, special, indirect or consequential damages (including, without limitation, damages for loss of business profits, business interruption or any other loss) arising from or relating to any claim made under this Agreement or regarding the provision of or the failure to provide Service(s) hereunder, even if a party had been advised or was aware of the possibility of such damages.

Section 18.3  Mitigation

OLIN and ARCH (as the case may be) shall use all reasonable efforts to mitigate the loss and damage (if any) incurred by it as a result any breach by the other party of that other party's obligations under this Agreement.

Section 18.4  Force Majeure

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Both parties will be released from their obligations under this Agreement to the extent that circumstances beyond the control of either party prevent it from performing its obligations: 1) if and to the extent such default or delay is caused by fire, flood, earthquake, elements of nature or acts of God, riots, civil disorders, wars, rebellions or revolutions, governmental action, third-party strikes, lockouts, or labor difficulties, or any other similar cause beyond the reasonable control of such party and 2) provided such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing party through the use of alternate sources, work around plans or other means.

In such event, the non-performing party will be excused from any further performance or observance of the obligations so affected for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any party so delayed in its performance will immediately notify the other by telephone (to be confirmed in writing within two (2) business days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay. If any of the above enumerated circumstances continues for more than thirty (30) days, the party affected by the other party's delay or inability to perform may elect to suspend performance under the Statement of Work, obtain the affected Services elsewhere and resume performance of the Statement of Work once the force majeure event ceases to exist, provided that ARCH may request an appropriate adjustment to the charges for any applicable Services to reflect any additional costs incurred as a result of the force majeure event.

The schedule for any affected Statements of Work will be extended to reflect the delay caused by a force majeure event and an appropriate adjustment will be made to the charges thereunder.


ARTICLE 19 INSURANCE

Each party shall be responsible for maintaining insurance (which may include self insurance) in coverages and amounts sufficient to replace its own equipment, property and systems, together with its portion of any shared assets, to cover potential liabilities hereunder, and otherwise to comply with all applicable requirements of law. Upon request, each party shall deliver certificates evidencing such insurance to the other party, and otherwise comply with such requirements regarding such insurance as the other party may reasonably require and as are consistent with the provisions of this Article.

Each party shall look to its own insurance (including self insurance and any deductible amount) as its exclusive remedy to recover damages for property damage, business interruption or extra expenses relating to an insurable event. Each party hereby waives its rights of recovery against the other for any loss insured by fire, extended coverage and other property insurance policies

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(including self insurance and any deductible amount) existing for the benefit of such party. Each party shall obtain from its insurer a waiver of subrogation against the other party.


ARTICLE 20 TERMINATION

Section 20.1 Termination for Cause

In the event that either party is at any time in material breach of its obligations under this Agreement, the non-breaching party may elect to terminate this Agreement or the portion of this Agreement relating to such breach. The party seeking termination will provide the other party with sufficient reasonable prior written notice in reasonable detail of such material breach and the opportunity to cure the breach. If such breach is not cured within ten (10) days of notice of a monetary breach, or within thirty (30) days of notice of all other breaches, then the party not in default may terminate this Agreement (or such portion thereof) as of the date specified in such notice of termination.

OLIN shall pay ARCH for Services performed through the date of termination or expiration of the term of this Agreement.

The terminating party shall have all rights and remedies generally afforded by law or equity, subject to the limitations expressed in this Agreement. Such termination will proceed in an orderly manner, as soon as practical or in accordance with the schedule agreed to by OLIN and ARCH.

Section 20.2 Termination Assistance

It is the intent of the parties that at the termination of this Agreement, ARCH will cooperate with OLIN to assist with the orderly transfer of the services, functions and operations provided by ARCH hereunder to OLIN itself or another services provider. Prior to termination of this Agreement, OLIN may request ARCH to perform and, if so requested, ARCH shall perform (except in the event of a termination due to a failure by OLIN to pay any amounts due and payable under this Agreement when due) Services in connection with migrating the work of OLIN to OLIN itself or another services provider. Services transfer assistance shall be provided until the date of termination with respect to the Services, and for expiration or termination related services other than those relating to the Services for up to three (3) additional months after the date of expiration or termination.

If the Services transfer assistance requires ARCH to incur expenses in addition to the expenses that ARCH would otherwise incur in the performance of this Agreement then: 1) ARCH shall notify OLIN of any additional expenses associated with the performance of any additional services pursuant to this section prior to performing such services 2) upon OLIN's

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

authorization, ARCH shall perform the additional services and invoice ARCH for such services, and 3) OLIN shall pay ARCH for such additional expenses incurred to provide the additional services in accordance with the provisions of Article 10 above.

If prior to termination, ARCH has prepaid charges for a license to use any licensed program included in the Services, to the extent that the OLIN has the benefit of such license and prepayment following termination, the OLIN agrees to reimburse ARCH an appropriate portion of the prepaid charges

ARCH will transfer or assign to OLIN or its designee, upon OLIN's request, on mutually acceptable terms and conditions, any contracts applicable solely to Services being provided to OLIN for maintenance, disaster recovery services and other necessary third-party services (other than subcontractor services) then being used by ARCH to perform the Services, subject to the payment by OLIN of any transfer fee or charge imposed by the third party contractor.

ARCH shall have no obligation to transfer or assign to OLIN any contracts for services, facilities or equipment for which usage is shared. Such contracts shall be governed by Section 16.2 and 16.3, as applicable.

Termination activity shall begin upon ARCH's receipt of 1) notice of the termination for convenience, 2) notice of the termination for default, or 3) notice by OLIN of its intention not to renew. There is no additional charge for termination activities except in the case of when termination if for default caused by a breach by OLIN.

Pre-migration Services
     .   Freeze all non-critical software changes
     . Notify all outside ARCH of necessary ARCH-related procedures to be followed during the turnover phase
     . Review all software libraries (tests and production) with the new service provider and OLIN
     .   Assist in establishing naming conventions for the new production site
     .   Analyze space required for the databases and software libraries
     . Generate a tape and computer listing of the source code for the software to be provided to OLIN in a form reasonably requested by OLIN
     . Deliver all source code, technical specifications and materials, and user documentation for the software to OLIN and/or OLIN's designee
     . Provide listings of equipment and software leases and contracts used to support OLIN
     .   Provide a transition plan for personnel who support OLIN
     .   Explain the operations manual to new operations staff

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     .   Provide training to new operations staff if OLIN is assuming responsibility for the services, and assist with training if a third party is assuming responsibility
     .   Provide system "walk throughs"
     .   Provide a security transition plan
     .   Submit a schedule for termination activities

Migration Services
     .   Unload the production databases
     . Deliver tapes of production databases (with content listings) to the new operations staff, data files and tape libraries
     .   Assist with the loading of databases
     .   Assist with the communications network turnover
     . Assist in the execution of a parallel operation, until the Distribution Date of expiration or termination of this Agreement, including delivery to OLIN of the then current procedures manual

Post-migration Services
     .   Answer questions regarding the services on an "as needed" basis
     . Turnover any remaining OLIN-owned reports and documentation still in ARCH's possession

Section 20.3 Return of Materials Upon Termination

Upon termination of this Agreement, each party will promptly deliver to the other party, or certify destruction of, all data, programs and similar materials of the other held in connection with the performance of the Agreement.


ARTICLE 21 GENERAL TERMS

Section 21.1 Entire Agreement

The parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties relating to the subject matter of this Agreement, which supersedes all proposals or prior agreements or representations whether oral or written and all other communications between the parties.

Section 21.2 Governing Law

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

This Agreement and its application and interpretation will be governed exclusively by the laws prevailing in the State of Connecticut. The courts of the State of Connecticut shall have exclusive jurisdiction over all matters arising in relation to this Agreement that are not subject to dispute resolution hereunder and each party hereby submits to the jurisdiction of the courts of the State of Connecticut.

Section 21.3 Headings

The article and section headings are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

Section 21.4 Severability

If any provision of this Agreement shall be prohibited by or be invalid under applicable law, it shall be deemed modified to reflect the original intentions of the parties as nearly as possible in accordance with applicable laws. If for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof of any, such other provision being prohibited or invalid. If the remainder of this Agreement shall not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected shall be enforced to the extent permitted by law.

Section 21.5  Survival

ARCH and OLIN agree that the following Articles shall survive termination to the extent necessary to give effect to the intent and understanding of the parties:
Article 10-Pricing and Payment, Article 14-Confidentiality, Article 17-Indemnification, Article 18-Limitation of Liability, and Article 20-Termination.

Section 21.6  Consents and Approvals; Compliance with Laws

Each party agrees to obtain all necessary regulatory approvals applicable to its business, obtain and maintain in effect any necessary permits, and comply with all laws, rules and regulations applicable to the performance of the Services.

Section 21.7  Waiver

No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether expressed or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

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Section 21.8  Notices

Whenever one party is required or permitted to give notice to the other under this Agreement, such notice shall be made in writing (unless otherwise expressly provided elsewhere in this Agreement) and will be deemed given when received 1) by personal delivery, overnight delivery courier or U.S. registered or certified mail, return receipt requested, postage prepaid or 2) by facsimile (provided that a copy thereof is also delivered promptly by one of the foregoing methods of delivery). Notices will be sent to the designated addresses. Either party may hereto from time to time change its address or person for notification purposes by giving the other prior written notice of the new address or person(s) and the date upon which it will become effective.

Until notice of change of address has been given in the manner provided in this
Section 21.8, notices shall be addressed as follows:

If to ARCH:

                    501 Merritt 7
                    Norwalk, Connecticut  06851
                    Attention:      Vice President - Information Technology
                                    [INSERT TELEPHONE NUMBER]
                                    [INSERT FACSIMILE NUMBER]

If to OLIN:

                    501 Merritt 7
                    Norwalk, Connecticut  06851
                    Attention:      Vice President and Comptroller
                                    [INSERT TELEPHONE NUMBER]
                                    [INSERT FACSIMILE NUMBER]

Section 21.9  Assignment

Except for assignment by OLIN or ARCH to a parent, subsidiary or affiliate, neither party may assign its rights or obligations under this Agreement in whole or in part without the prior written consent of the other party, which consent shall not be unreasonably withheld.

Section 21.10  Subcontractors

ARCH shall not subcontract the delivery of all or any substantial part of the Services provided to OLIN without the express prior written consent of OLIN, which consent shall not be

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

unreasonably withheld. OLIN's approval of a subcontractor shall not relieve ARCH of its obligations under this Agreement. Nothing contained in this Agreement shall create any contractual relationship between a subcontractor and OLIN. ARCH agrees to bind every subcontractor by the terms and conditions of this Agreement, as far as appropriate and applicable, to the Services to be performed by the subcontractor. ARCH shall be fully responsible to OLIN for the acts and omissions of all subcontractors and of persons directly or indirectly employed or contracted by any of them.

Section 21.11  Mergers and Acquisitions

If OLIN acquires control of another entity or merges with another business organization during the Term of this Agreement, ARCH will to the extent reasonably possible at the time, if requested by OLIN, provide the Services to such entity, subject to agreement between ARCH and OLIN as to pricing for such Services, and mutually agreed upon reimbursement for any conversion expenses.

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

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OLIN CORPORATION

By:               /s/ Johnnie M. Jackson, Jr.
                  -------------------------------------------------
                  (signature)
                  Johnnie M. Jackson, Jr.
                  -------------------------------------------------
                  (typed or printed)

Title:            Vice President, General Counsel and Secretary
                  -------------------------------------------------

Date:             February 8, 1999
                  -------------------------------------------------



ARCH CHEMICALS, INC.

By:               /s/ Sarah A. O'Connor
                  -------------------------------------------------
                  (signature)
                  Sarah A. O'Connor
                  -------------------------------------------------
                  (typed or printed)

Title:            Vice President
                  -------------------------------------------------

Date:             February 8, 1999
                  -------------------------------------------------

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